Exhibit 99.1

LogMeIn Announces First Quarter 2013 Results

Reports Quarterly Revenue of $37.4 Million; Deferred Revenue of $74.1 Million

Increases Full Year Revenue Outlook to $157-$160 Million

Boston, Mass., April 25, 2013 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of essential cloud and mobile services, today announced its results for the quarter ended March 31, 2013.

For the first quarter of 2013, total revenue increased 15 percent to $37.4 million from $32.7 million reported in the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 was $3.1 million, or $0.12 per diluted share. Non-GAAP net income excludes $5.2 million in stock compensation expense, $6.1 million in patent litigation related expense and $1.1 million in acquisition related costs and amortization. This compares to Non-GAAP net income of $3.5 million, or $0.14 per diluted share, reported in the first quarter of 2012.

GAAP net loss for the first quarter of 2013 was $5.8 million, or $0.24 per diluted share, as compared to GAAP net income of $76,000, or $0.00 per diluted share, reported in the first quarter of 2012.

Non-GAAP cash flows from operations for the first quarter of 2013 was $6.0 million, or 16 percent of revenue. The Company closed the quarter with cash, cash equivalents and short-term investments of $205.2 million. Under the Company’s previously announced $25 million share repurchase program, the Company spent approximately $9 million in the quarter to repurchase 500,000 shares at an average price of $18 per share. Additionally, the Company reported total deferred revenue of $74.1 million, an increase of 21 percent from the $61.1 million reported in first quarter of 2012.

A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.

“We had a strong first quarter with new sales and renewals that allowed us to deliver results that exceeded the high-end of our guidance,” said Michael Simon, CEO of LogMeIn. “In addition, we successfully attracted 2.7 million first time users and 37,000 new premium subscribers – both record highs.”

“Our Access & Collaboration business, which includes join.me and Cubby, our new enterprise file syncing and sharing service, was once again our fastest growing business. Meanwhile, a business model change related to our RMM offerings led to significant growth in both premium subscribers and booked sales, and a key win in our Customer Care business – one of the largest deals in company history – helped to deliver greater-than-expected growth during the quarter.”

“Looking ahead to the second quarter and beyond, we expect to build on this momentum by introducing two new cloud offerings – developed on our proven Gravity cloud platform – that we believe will provide a catalyst for accelerating growth in 2013 and beyond. As a result, we’ve increased our full-year outlook,” concluded Simon.

Business Outlook

Based on information available as of April 25, 2013, LogMeIn is issuing guidance for the second quarter 2013 and fiscal year 2013.

Second Quarter 2013: The Company expects second quarter revenue to be in the range of $39.0 million to $39.5 million.

Non-GAAP net income is expected to be in the range of $2.7 million to $3.0 million, or $0.11 to $0.12 per diluted share. Non-GAAP net income excludes an estimated $5.2 million of stock compensation expense, $500,000 in patent litigation related expenses, and $1.0 million in acquisition related costs and amortization.

Non-GAAP net income for the second quarter assumes an effective tax rate of 50 percent. Non-GAAP net income per diluted share for the second quarter of 2013 is based on an estimated 25.2 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expenses, and acquisition related costs and amortization we expect to report a GAAP net loss in the range of $2.3 million to $2.6 million, or $0.09 to $0.10 per share.

The GAAP net loss for the second quarter assumes income tax expense of $1.3 million to $1.6 million. GAAP net loss per share for the second quarter of 2013 is based on an estimated 25.2 million weighted average shares outstanding.

Fiscal year 2013: The Company expects full year 2013 revenue to be in the range of $157.0 million to $160.0 million.

Non-GAAP net income is expected to be in the range of $11.7 million to $12.7 million, or $0.46 to $0.50 per diluted share. Non-GAAP net income excludes an estimated $20.7 million in stock compensation expense, $7.6 million in patent litigation related expenses, and $3.4 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2013 assumes an effective tax rate of 50 percent. Non-GAAP net income per diluted share for 2013 is based on an estimated 25.2 million fully-diluted weighted average shares outstanding.

Including stock compensation expense, patent litigation related expenses, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $11.0 million to $12.5 million, or $0.44 to $0.50 per share.

The GAAP net loss for the full year assumes income tax expense of $4.2 million to $4.7 million. GAAP net loss per share for 2013 is based on an estimated 25.2 million weighted average shares outstanding.

Conference Call Information for Today, Thursday, April 25, 2013

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-1465 (for the U.S. and Canada) or 480-629-9772 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on April 25, 2013 until 11:59 p.m. Eastern Time on May 2, 2013, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering passcode 4613311#.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock compensation expense, and patent litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to patent litigation related costs, and acquisition related payments. The exclusion of certain expenses in the calculation of Non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn (NASDAQ:LOGM) provides the essential cloud-based collaboration, IT management, and customer service offerings required to empower, manage, secure and support the new mobile workplace. Our solutions are used by tens of millions of professionals to work from virtually anywhere on virtually any Internet-enabled device. Hundreds of thousands of small and medium businesses use our solutions to manage distributed work environments, embrace employee-owned technology in the workplace and facilitate collaboration across distributed teams. Thousands of the world’s premier service providers, including more than 50 of the world’s largest telecom companies, use our solutions to service and support businesses and individual professionals across mobile, social and online channels. The company’s worldwide headquarters is in Boston, Massachusetts, USA with offices in Australia, Hungary, India, Ireland, the Netherlands, and the UK.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products, the Company’s intent to expand its portfolio of products and the success of the Company’s products, the Company’s investment in new products, the expected benefits of continued investment in cloud and mobile services, the Company’s growth, including growth in 2013, customer growth, and the Company’s financial guidance for fiscal year 2013 and the second quarter of 2013. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn, LogMeIn Central, LogMeIn Pro, LogMeIn Free, LogMeIn Rescue, LogMeIn Ignition, join.me, Cubby and BoldChat are trademarks or registered trademarks of LogMeIn in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31, 2012	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$111,932	$104,747
Marketable securities	100,161	100,493
Accounts receivable, net	13,231	11,929
Prepaid expenses and other current assets	3,620	6,474
Deferred income taxes	3,214	3,214

Total current assets	232,158	226,857
Property and equipment, net	6,576	8,481
Restricted cash	3,807	3,797
Intangibles, net	6,368	6,253
Goodwill	18,883	18,712
Other assets	1,550	3,432
Deferred income taxes	10,196	10,154

Total assets	$279,538	$277,686

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,773	$7,216
Accrued liabilities	16,657	22,432
Deferred revenue, current portion	65,875	70,762

Total current liabilities	90,305	100,410
Deferred revenue, net of current portion	3,774	3,300
Other long-term liabilities	822	633

Total liabilities	94,901	104,343

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	248	249
Additional paid-in capital	178,546	183,572
Retained earnings	6,243	436
Accumulated other comprehensive loss	(400)	(1,934)
Treasury stock	—	(8,980)

Total equity	184,637	173,343

Total liabilities and equity	$279,538	$277,686

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2013
Revenue	$32,688	$37,437
Cost of revenue	3,417	4,409

Gross profit	29,271	33,028

Operating expenses
Research and development	6,220	7,391
Sales and marketing	16,846	20,568
General and administrative	4,906	11,520
Amortization of intangibles	127	179

Total operating expenses	28,099	39,658

Income (loss) from operations	1,172	(6,630)
Interest income, net	215	165
Other (expense) income	(236)	652

Income (loss) before income taxes	1,151	(5,813)
Provision for (benefit from) income taxes	1,075	6

Net income (loss)	$76	$(5,807)

Net income (loss) per share:
basic	$0.00	$(0.24)
diluted	$0.00	$(0.24)
Weighted average shares outstanding:
basic	24,573,810	24,704,343
diluted	25,354,380	24,704,343

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited) (In thousands, except share and per share data)

	Three Months Ended March 31,
	2012	2013
GAAP Income from operations	$1,172	$(6,630)
Add Back:

Stock-based compensation expense	2,984	5,165
Patent litigation related expenses	148	6,065
Acquisition related costs and amortization	1,588	1,070
Non-GAAP Operating income	5,892	5,670

Other income, net	(21)	817

Non-GAAP Income before provision for income taxes	5,871	6,487
Non-GAAP Provision for income taxes	(2,323)	(3,358)

Non-GAAP Net income	$3,548	$3,129

Non-GAAP Diluted net income per share:	$0.14	$0.12
Diluted weighted average shares outstanding used in computing per share amounts:	25,354,380	25,192,289

Stock-Based Compensation Expense (In thousands)

	Three Months Ended March 31,
	2012	2013
Stock-based compensation expense:
Cost of revenue	$107	$203
Research and development	582	1,017
Sales and marketing	950	2,081
General and administrative	1,345	1,864

Total stock based-compensation	$2,984	$5,165

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2013
Cash flows from operating activities
Net income (loss)	$76	$(5,807)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,383	1,704
Amortization of premiums on investments	11	14
Provision for bad debts	22	28
Deferred income taxes	1,008	56
Income tax benefit from the exercise of stock options	(1,001)	(25)
Stock-based compensation	2,984	5,165
Gain on disposal of equipment	(1)	(1)
Changes in assets and liabilities:
Accounts receivable	2,027	1,273
Prepaid expenses and other current assets	(409)	(2,853)
Other assets	(152)	(1,882)
Accounts payable	(1,747)	(1,129)
Accrued liabilities	526	5,347
Deferred revenue	2,451	4,413
Other long-term liabilities	685	(188)

Net cash provided by operating activities	7,863	6,115

Cash flows from investing activities
Purchases of marketable securities	(54,992)	(50,377)
Proceeds from sale or disposal of marketable securities	50,000	50,000
Purchases of property and equipment	(1,339)	(2,155)
Intangible asset additions	(108)	(542)
Cash paid for acquisition, net of cash acquired	(14,832)	—

Net cash used in investing activities	(21,271)	(3,074)

Cash flows from financing activities
Proceeds from issuance of common stock upon option exercises	475	74
Income tax benefit from the exercise of stock options	1,001	25
Common stock withheld to satisfy income tax withholdings for restricted stock unit vesting	—	(236)
Purchase of treasury stock	—	(8,980)

Net cash provided by (used in) financing activities	1,476	(9,117)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	701	(1,109)

Net decrease in cash and cash equivalents	(11,231)	(7,185)
Cash and cash equivalents, beginning of period	103,604	111,932

Cash and cash equivalents, end of period	$92,373	$104,747

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended March 31,
	2012	2013
GAAP Cash flows from operating activities	$7,863	$6,115
Add Back:

Patent litigation related payments	151	(610)
Acquisition related payments	121	475

Cash flows from operating activities before patent litigation related payments and acquisition related payments	$8,135	$5,980